10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
Municipal Bond Fund

Security
The City of New York

Advisor
EIMCO

Transaction Date
9/12/08

Cost
$5,000,000

Offering Purchase
0.63%

Broker
Citigroup

Underwriting Syndicate Members
JP Morgan

Fund
Municipal Bond Fund

Security
Dallas Area Rapid Transit

Advisor
EIMCO

Transaction Date
6/13/08

Cost
$30,000,000

Offering Purchase
4.06%

Broker
Merrill Lynch

Underwriting Syndicate Members
Merrill Lynch & Co
Loop Capital Markets
Southwest Securities
Wachovia